1 Exhibit 1.01 Mercury Systems, Inc. Conflict Minerals Report For the Year Ended December 31, 2023 This conflict minerals report for the year ended December 31, 2023, is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934, as amended. This report has been prepared based on Rule 13p-1 as further clarified by the Securities and Exchange Commission (“SEC”) guidance issued on April 7, 2017, in its Updated Statement on the Effect of the Court of Appeals Decision on the Conflict Minerals Rule. References in this report to “DRC” are to the Democratic Republic of the Congo and its nine adjoining countries (Angola, Burundi, Central African Republic, Republic of the Congo, Rwanda, South Sudan, Tanzania, Uganda, and Zambia). References in this report to “conflict minerals” are to cassiterite, columbite-tantalite, gold, wolframite, and their derivatives, which based on regulations from the SEC are limited to tin, tantalum, tungsten, and gold (“3TG”). Our Products Mercury Systems, Inc. (collectively with its subsidiaries, “we,” “us,” or “our”) is a technology company that delivers mission-critical processing power to the edge, making advanced technologies profoundly more accessible for today’s most challenging aerospace and defense missions. The Mercury Processing Platform allows customers to tap into innovative capabilities from silicon to system scale, turning data into decisions on timelines that matter. Headquartered in Andover, Massachusetts, our products and solutions are deployed in more than 300 programs and across 35 countries, enabling a broad range of applications in mission computing, sensor processing, command and control, and communications. Processing technologies that comprise our platform include signal solutions, display, software applications, networking, storage, and secure processing. Our innovative solutions are mission- ready, trusted and secure, software-defined and open and modular (our differentiators), to meet customers’ most-pressing high-tech needs, including those specific to the defense community. During calendar year 2023, we manufactured and sold products as well as provided software and services. Manufacturing operations include manufacturing at our own facilities and by contract manufacturers using our design specifications. We provide products in the fields of radio frequency, analog-to-digital and digital to analog conversion, advanced multi- and many-core sensor processing systems, embedded security, digital storage, and digital radio frequency memory solutions, software defined communications capabilities, and advanced security technologies and capabilities. Examples of our products include: power amplifiers and limiters; switches; oscillators; filters; equalizers; digital and analog converters; chips; MMICs (monolithic microwave integrated circuits); memory and storage devices; embedded processing modules; embedded processing boards; switch fabric boards; high speed input/output boards; digital receiver boards; graphics and video processing and Ethernet and IO (input- output) boards; multi-chip modules; integrated radio frequency and microwave multi-function assemblies; tuners; transceivers; rack-mount servers; display head assemblies; and integrated subsystems that include multiple modules and/or subassemblies. 3TG are essential to the functionality of most electronic devices and their use is extensive in the electronics industry. Examples of the use of 3TG in electronics include tin solder for joining circuits; tantalum in capacitors; tungsten in metal wires, electrodes, and electrical contacts; and gold in electric plating and circuit boards. We performed a review of our products considering the SEC’s conflict minerals regulations and the vendors supplying the components and materials incorporated into our products. Components and connectors incorporated into our products could contain conflict minerals as defined by the SEC, regardless of the country of origin of those minerals.

2 Our Calendar Year 2023 Reasonable Country of Origin Inquiry and Supply Chain Due Diligence We do not engage in the extraction, transportation, handling, trading, processing, smelting, refining, or alloying of 3TG and we do not acquire 3TG directly from any mine, smelter, or refiner, regardless of country of origin. We believe that we are many layers removed in the supply chain from the extraction and smelting of 3TG. To the extent that 3TG may be incorporated into our products, they are acquired through our supply chain in the form of components, connectors, solder, and other materials that we or our contract manufacturers incorporate into our finished products. We designed our conflict minerals reasonable country of origin inquiry and supply chain due diligence around our product manufacturing supply chain. We defined the scope of our conflict minerals inquiry by identifying and contacting the suppliers on our approved vendor list that provide components or other materials that may contain 3TG. We rely upon our suppliers to provide information on the origin of the 3TG contained in materials supplied to us, including sources of 3TG that are supplied to them from sub-tier suppliers. We expect our suppliers to provide us with sourcing information per our conflict minerals policy. In general, we encountered the following challenges in obtaining responses from our suppliers:  we are dependent on information received from our direct suppliers to conduct our reasonable country of origin inquiry process; and  we have a varied supplier base with differing levels of resources and sophistication, and many of our suppliers are not themselves subject to Rule 13p-1 of the Securities Exchange Act of 1934, as amended. Our Approved Vendor List Our supply chain approved vendor list (“AVL”) contained 819 tier 1 suppliers identified as in- scope for conflict mineral regulatory purposes and which were contacted as part of our reasonable country of origin inquiry. In many cases, for a given component in one of our products, we have multiple vendors as a source for that component and each of those vendors is listed on our AVL. Our procedures for adding a vendor to our AVL include a review of the vendor’s conflict minerals reporting as part of the approval process. Our Conflict Minerals Policy Statement and Supplier Outreach Our conflict minerals policy statement is posted on our corporate website, www.mrcy.com, under the heading “Company,” then “Environmental, Social and Governance,” and then “Responsible Sourcing.” Our conflict minerals due diligence process included the development of a conflict minerals policy, establishment of a cross-functional team, engagement of a third-party vendor to conduct supply chain due diligence, communication with suppliers, gathering compliance data, and measuring and internally reporting our due diligence progress. We distributed supplier notices summarizing our conflict minerals policy to the suppliers on our AVL. For our calendar year 2023 Reasonable Country of Origin Inquiry (“RCOI”), we engaged Source Intelligence to enhance our conflict minerals compliance program. The suppliers on our AVL were included in the RCOI performed by Source Intelligence. Prior to being asked to provide conflict minerals data, suppliers were asked a series of questions to determine whether the products they supply to us contain 3TG which is necessary to the functionality or production of our products. This information was used to determine which suppliers were in scope for regulatory purposes and thus asked to provide additional conflict minerals information. We engaged with Source Intelligence to develop a list of suppliers determined to be in-scope for regulatory purposes based on our influence over the manufacturing process (i.e., meeting the manufacture or contract to manufacture definitions in SEC Rule 13p-1) and potential use of 3TG. Source Intelligence contacted our suppliers to collect information about the presence and sourcing of the 3TG used in the products and components supplied to us. This program utilized the Conflict-Free Sourcing Initiative’s Conflict Minerals Reporting Template (“CMRT”). Suppliers were offered two options to submit the

3 required information, either by uploading the CMRT in Excel format or by completing an online survey version of this template directly in the Source Intelligence platform. Source Intelligence sent an email to suppliers containing a registration and survey request link for the on-line data collection platform. Following the initial introductions to the program and information request, one email reminder was sent to each non-responsive supplier requesting survey completion. In recognition that the information requested can take time to collect and aggregate, suppliers were given a final deadline of March 31, 2024, to provide information about the metal processors present in their supply chains for the calendar 2023 reporting year. Suppliers were asked to provide information regarding the sourcing of their materials with the goal of identifying the 3TG smelters or refiners and associated mine countries of origin. Suppliers who had already performed a RCOI using the CMRT were asked to upload this document into the Source Intelligence system or to provide this information in the online survey version. We chose to give our suppliers the ability to share information at a level with which they were most comfortable, i.e. company, product or user-defined, but the declaration scope had to be specified. Suppliers were requested to provide an electronic signature before submitting their data to verify that all answers submitted were accurate to the best of the supplier’s knowledge, but the suppliers were not required to provide an electronic signature to submit their data. Source Intelligence evaluated the supplier responses for plausibility, consistency, and gaps. If any of the following quality control flags were raised, suppliers were automatically contacted by Source Intelligence on a bi-weekly basis up to three times:  one or more smelters or refiners were listed for an unused metal;  smelter or refiner information was not provided for a used metal, or such information provided was not a verified metal processor;  the supplier answered yes to sourcing from the Democratic Republic of the Congo or adjoining countries, but none of the smelters or refiners listed are known to source from the region;  the supplier indicated that they have not received conflict minerals data for each metal from all relevant suppliers;  the supplier indicated they have not identified all of the smelters or refiners used for the products included in the declaration scope;  the supplier indicated they have not provided all applicable smelter or refiner information received; and  the supplier indicated 100% of the 3TG for products covered by the declaration originates from scrap/recycled sources, but one or more smelters or refiners listed are not known to be exclusive recyclers. For supply chains with smelters or refiners that are known or thought to be sourcing from the Democratic Republic of the Congo or adjoining countries, additional investigation was conducted to determine the source and chain-of-custody of the regulated metals. Source Intelligence relies on the following internationally accepted audit standards to determine which smelters or refiners are considered “DRC Conflict Free”: the Responsible Minerals Assurance Process (“RMAP”); the London Bullion Market Association Good Delivery Program (“LBMA”); and the Responsible Jewellery Council Chain- of-Custody Certification (“RJC”). Source Intelligence is an official vendor member of the Responsible Minerals Initiative (“RMI”) to further facilitate the exchange of supply chain data and technical information in the quest for global ethical sourcing of materials. If the smelter or refiner is not certified by these internationally recognized standards, Source Intelligence attempts to contact them to gain more information about their sourcing practices, including countries of origin and transfer, and whether there are any internal due diligence procedures in place or other processes they undertake to track the chain-of-custody on the source of their mineral ores. Relevant information reviewed includes whether the smelter or refiner has a documented, effective, and communicated conflict-free policy; an accounting system to support a mass balance of materials

4 processed; and traceability documentation. Source Intelligence also performs internet research to determine whether there are any outside sources of information regarding the smelter or refiners sourcing practices. Source Intelligence attempts up to three contacts to smelters or refiners to gather information on mine country of origin and sourcing practices. A total of 819 tier 1 suppliers were identified as in-scope for conflict mineral regulatory purposes and contacted as part of the RCOI process. The response rate among these suppliers was 35%. Of these responding suppliers, 49% indicated one or more of the regulated metals (3TG) as necessary to the functionality or production of the products they supply to us. We did not conclude that any of our products were “DRC conflict free” per the meaning of that term in the conflict minerals regulations promulgated by the SEC. Appendix A to this report contains each unique smelter-metal combination reported to be in our supply chain with additional information from the Source Intelligence smelter database, including metal, smelter name, smelter country, and conflict-free certifications. Steps To Be Taken To Mitigate Risk Through Enhanced Due Diligence Efforts We will continue to take the following steps to improve our due diligence conducted to further mitigate any risk that the necessary conflict minerals in our products could benefit armed groups in the DRC and its adjoining countries:  continue to include a conflict minerals flow-down clause in new or renewed supplier contracts;  continue robust engagement with suppliers and direct them to training resources designed to increase the response rate and improve the content and accuracy of the supplier survey responses; and  further refine and improve best practices while continuing to build leverage over our supply chain in accordance with the OECD Guidance. We have a means for the anonymous reporting of any concerns about compliance, legal, and ethical matters. Any employee, supplier, customer, shareholder, or other interested party can submit a concern regarding our conflict minerals process via the following anonymous methods:  by telephone voicemail at 866-277-5739; or  by submitting a complaint via the internet at www.whistleblowerservices.com/mrcy. Independent Audit Pursuant to SEC regulations, this report is not subject to an independent private sector audit.

Appendix A

Certification Status:

1. Responsible Minerals Assurance Process: Responsible Minerals Initiative (RMI)

- **RMAP:** The smelter has an active certification or is in the process of renewing their certification.
- **RMAP-Active:** The smelter is actively moving through the certification process.
- **TICMC-Progressing:** Tungsten smelters that have committed to obtain a RMAP certification within 2 years of membership with the Tungsten Industry-Conflict Minerals Committee (TI-CMC).

2. Responsible Gold Certificate: London Bullion Market Association (LBMA)

- **LBMA:** The smelter has obtained a Responsible Gold Certification.

3. Chain of Custody Certificate: Responsible Jewellery Council (RJC)

- **RJC:** The smelter has obtained a Chain-of-Custody Certification.

The smelters listed in the table were identified by the suppliers as being part of our calendar year 2023 supply chain. Some of the suppliers may have reported to us smelters that were not in our supply chain (i) since they reported at a "company level," meaning that they reported to us the 3TG contained in all of their products, not just the products that they sold to us, or (ii) due to over-inclusiveness in the information received from their suppliers. In addition, the smelters reflected below may not be all of the smelters in our 2023 supply chain, since many of the suppliers were unable to identify all of the smelters used to process the necessary 3TG content contained in our products and because not all of the suppliers responded to our inquiries.

Metal	Official Smelter Name	Smelter Country	Conflict-Free Certifications
Gold	Matsuda Sangyo Co., Ltd.	Japan	LBMA, RMAP
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Austria	RJC, RMAP
Gold	Singway Technology Co., Ltd.	Taiwan	
Gold	8853 S.p.A.	Italy	
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico	LBMA, RMAP
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation	
Gold	Solar Applied Materials Technology Corp.	Taiwan	LBMA, RMAP
Gold	Metal Concentrators SA (Pty) Ltd.	South Africa	RMAP
Gold	Refinery of Seemine Gold Co., Ltd.	China	
Gold	Advanced Chemical Company	United States	RMAP - Active
Gold	Metalor Technologies (Hong Kong) Ltd.	China	LBMA, RJC, RMAP
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore	LBMA, RJC, RMAP
Gold	Metalor Technologies (Suzhou) Ltd.	China	RJC, RMAP
Gold	Metalor Technologies S.A.	Switzerland	LBMA, RJC, RMAP
Gold	Metalor USA Refining Corporation	United States	LBMA, RJC, RMAP
Gold	Asahi Refining Canada Ltd.	Canada	LBMA, RMAP
Gold	Aida Chemical Industries Co., Ltd.	Japan	RMAP
Gold	Geib Refining Corporation	United States	
Gold	Degussa Sonne / Mond Goldhandel GmbH	Germany	

5

Gold	L'Orfebre S.A.	Andorra	RMAP
Gold	Al Etihad Gold Refinery DMCC	United Arab Emirates	
Gold	Pease & Curren	United States	
Gold	SAAMP	France	
Gold	Agosi AG	Germany	LBMA, RJC, RMAP
Gold	Industrial Refining Company	Belgium	
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan	LBMA, RMAP
Gold	Sudan Gold Refinery	Sudan	
Gold	Mitsubishi Materials Corporation	Japan	LBMA, RMAP
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan	LBMA, RMAP
Gold	MMTC-PAMP India Pvt., Ltd.	India	LBMA, RMAP
Gold	Sumitomo Metal Mining Co., Ltd.	Japan	LBMA, RMAP
Gold	Morris and Watson	New Zealand	
Gold	Super Dragon Technology Co., Ltd.	Taiwan	
Gold	Moscow Special Alloys Processing Plant	Russian Federation	
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	Brazil	LBMA, RMAP
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey	LBMA, RMAP
Gold	Guangdong Jinding Gold Limited	China	
Gold	T.C.A S.p.A	Italy	LBMA, RMAP
Gold	African Gold Refinery	Uganda	
Gold	Argor-Heraeus S.A.	Switzerland	LBMA, RMAP
Gold	Asahi Pretec Corp.	Japan	LBMA, RMAP
Gold	Asaka Riken Co., Ltd.	Japan	RMAP
Gold	Bangalore Refinery	India	RMAP - Active
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan	RMAP
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan	LBMA, RMAP
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey	
Gold	GGC Gujrat Gold Centre Pvt. Ltd.	India	RMAP - Active
Gold	Aurubis AG	Germany	LBMA, RMAP
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	China	
Gold	Nihon Material Co., Ltd.	Japan	LBMA, RMAP
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines	LBMA, RMAP
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China	
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China	LBMA
Gold	Shandong Gold Smelting Co., Ltd.	China	LBMA, RMAP
Gold	International Precious Metal Refiners	United Arab Emirates	
Gold	QG Refining, LLC	United States	
Gold	LT Metal Ltd.	Korea, Republic of	RMAP
Gold	Heimerle + Meule GmbH	Germany	LBMA, RMAP
Gold	Planta Recuperadora de Metales SpA	Chile	RMAP
Gold	Heraeus Metals Hong Kong Ltd.	China	LBMA, RJC, RMAP

6

Gold	Boliden AB	Sweden	LBMA, RMAP
Gold	Heraeus Germany GmbH Co. KG	Germany	RMAP
Gold	Tokuriki Honten Co., Ltd.	Japan	LBMA, RMAP
Gold	Tongling Nonferrous Metals Group Co., Ltd.	China	
Gold	TOO Tau-Ken-Altyn	Kazakhstan	RMAP
Gold	K.A. Rasmussen	Norway	
Gold	Torecom	Korea, Republic of	RMAP
Gold	C. Hafner GmbH + Co. KG	Germany	LBMA, RJC, RMAP
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan	RMAP
Gold	JSC Novosibirsk Refinery	Russian Federation	
Gold	Caridad	Mexico	
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	Russian Federation	
Gold	CCR Refinery - Glencore Canada Corporation	Canada	LBMA, RMAP
Gold	Cendres + Metaux S.A.	Switzerland	
Gold	Umicore Precious Metals Thailand	Thailand	
Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium	LBMA, RMAP
Gold	Hunan Chenzhou Mining Co., Ltd.	China	
Gold	MKS PAMP SA	Switzerland	LBMA, RMAP
Gold	United Precious Metal Refining, Inc.	United States	RMAP
Gold	Penglai Penggang Gold Industry Co., Ltd.	China	
Gold	HwaSeong CJ CO., LTD.	Korea, Republic of	
Gold	Chimet S.p.A.	Italy	LBMA, RMAP
Gold	Valcambi S.A.	Switzerland	LBMA, RJC, RMAP
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China	LBMA, RMAP
Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation	
Gold	Chugai Mining	Japan	RMAP
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia	LBMA, RMAP
Gold	Western Australian Mint (T/a The Perth Mint)	Australia	LBMA, RMAP
Gold	Ishifuku Metal Industry Co., Ltd.	Japan	LBMA, RMAP
Gold	Istanbul Gold Refinery	Turkey	LBMA, RMAP
Gold	White Solder Metalurgia e Mineracao Ltda.	Brazil	
Gold	Italpreziosi	Italy	RJC, RMAP
Gold	WIELAND Edelmetalle GmbH	Germany	RMAP
Gold	JALAN & Company	India	
Gold	Japan Mint	Japan	LBMA, RMAP
Gold	CGR Metalloys Pvt Ltd.	India	
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	China	
Gold	Dijllah Gold Refinery FZC	United Arab Emirates	
Gold	Gold Coast Refinery	Ghana	
Gold	Sovereign Metals	India	
Gold	Jiangxi Copper Co., Ltd.	China	LBMA, RMAP

7

Gold	PX Precinox S.A.	Switzerland	LBMA, RMAP
Gold	Daye Non-Ferrous Metals Mining Ltd.	China	
Gold	Yamakin Co., Ltd.	Japan	RMAP
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China	
Gold	Rand Refinery (Pty) Ltd.	South Africa	LBMA, RMAP
Gold	NH Recytech Company	Korea, Republic of	RMAP
Gold	Eco-System Recycling Co., Ltd. North Plant	Japan	RMAP
Gold	Eco-System Recycling Co., Ltd. West Plant	Japan	RMAP
Gold	DSC (Do Sung Corporation)	Korea, Republic of	RMAP
Gold	Asahi Refining USA Inc.	United States	LBMA, RMAP
Gold	Yokohama Metal Co., Ltd.	Japan	RMAP
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation	
Gold	Kundan Care Products Ltd.	India	
Gold	JSC Uralelectromed	Russian Federation	
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan	LBMA, RMAP
Gold	Shirpur Gold Refinery Ltd.	India	
Gold	ABC Refinery Pty Ltd.	Australia	
Gold	AU Traders and Refiners	South Africa	
Gold	Kaloti Precious Metals	United Arab Emirates	
Gold	Yunnan Copper Industry Co., Ltd.	China	
Gold	Augmont Enterprises Private Limited	India	RMAP - Active
Gold	Kazakhmys Smelting LLC	Kazakhstan	
Gold	Emerald Jewel Industry India Limited (Unit 1)	India	
Gold	Kazzinc	Kazakhstan	LBMA, RMAP
Gold	Royal Canadian Mint	Canada	LBMA, RMAP
Gold	Emerald Jewel Industry India Limited (Unit 2)	India	
Gold	Emerald Jewel Industry India Limited (Unit 3)	India	
Gold	Emerald Jewel Industry India Limited (Unit 4)	India	
Gold	REMONDIS PMR B.V.	Netherlands	RMAP
Gold	Sai Refinery	India	
Gold	Sabin Metal Corp.	United States	
Gold	Modeltech Sdn Bhd	Malaysia	
Gold	Safimet S.p.A	Italy	
Gold	Kyshtym Copper-Electrolytic Plant ZAO	Russian Federation	
Gold	SAFINA A.S.	Czech Republic	RMAP
Gold	Kennecott Utah Copper LLC	United States	LBMA, RMAP
Gold	KGHM Polska Miedz Spolka Akcyjna	Poland	RMAP
Gold	Dowa	Japan	RMAP
Gold	Samduck Precious Metals	Korea, Republic of	
Gold	Alexy Metals	United States	
Gold	SAMWON METALS Corp.	Korea, Republic of	

8

Gold	Kojima Chemicals Co., Ltd.	Japan	RMAP
Gold	Abington Reldan Metals, LLC	United States	RMAP
Gold	Metallix Refining Inc.	United States	
Gold	Korea Zinc Co., Ltd.	Korea, Republic of	RMAP
Gold	Shandong Humon Smelting Co., Ltd.	China	
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China	LBMA, RMAP
Gold	MD Overseas	India	
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	China	LBMA, RMAP
Gold	WEEEREFINING	France	RMAP
Gold	Eco-System Recycling Co., Ltd. East Plant	Japan	RMAP
Gold	SEMPSA Joyeria Plateria S.A.	Spain	LBMA, RMAP
Gold	Kyrgyzaltyn JSC	Kyrgyzstan	
Gold	L'azurde Company For Jewelry	Saudi Arabia	
Gold	Emirates Gold DMCC	United Arab Emirates	
Gold	SungEel HiMetal Co., Ltd.	Korea, Republic of	RMAP
Gold	Shenzhen CuiLu Gold Co., Ltd.	China	
Gold	Albino Mountinho Lda.	Portugal	
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China	
Gold	Dongwu Gold Group	China	
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China	LBMA, RMAP
Gold	Lingbao Gold Co., Ltd.	China	
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China	
Gold	Gold by Gold Colombia	Colombia	RMAP
Gold	LS-NIKKO Copper Inc.	Korea, Republic of	LBMA, RMAP
Gold	Coimpa Industrial LTDA	Brazil	RMAP
Gold	Sam Precious Metals	United Arab Emirates	
Gold	Fidelity Printers and Refiners Ltd.	Zimbabwe	
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China	
Gold	State Research Institute Center for Physical Sciences and Technology	Lithuania	
Gold	Marsam Metals	Brazil	
Gold	GG Refinery Ltd.	Tanzania	RMAP - Active
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China	LBMA, RMAP
Gold	Fujairah Gold FZC	United Arab Emirates	
Gold	Materion	United States	RMAP
Tantalum	Solikamsk Magnesium Works OAO	Russian Federation	
Tantalum	Metallurgical Products India Pvt., Ltd.	India	RMAP
Tantalum	Jiangxi Tuohong New Raw Material	China	RMAP
Tantalum	Global Advanced Metals Aizu	Japan	RMAP
Tantalum	Global Advanced Metals Boyertown	United States	RMAP
Tantalum	Molycorp Silmet A.S.	Estonia	RMAP
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	China	RMAP

9

Tantalum	TANIOBIS Co., Ltd.	Thailand	RMAP
Tantalum	TANIOBIS GmbH	Germany	RMAP
Tantalum	Materion Newton Inc.	United States	RMAP
Tantalum	TANIOBIS Japan Co., Ltd.	Japan	RMAP
Tantalum	Telex Metals	United States	RMAP
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China	RMAP
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China	RMAP
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan	RMAP
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China	RMAP
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	China	RMAP - Active
Tantalum	D Block Metals, LLC	United States	RMAP
Tantalum	XinXing Haorong Electronic Material Co., Ltd.	China	RMAP
Tantalum	QuantumClean	United States	RMAP
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China	RMAP
Tantalum	Jiujiang Tanbre Co., Ltd.	China	RMAP
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China	RMAP
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	China	RMAP
Tantalum	KEMET de Mexico	Mexico	RMAP
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	China	RMAP
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China	RMAP
Tantalum	Taki Chemical Co., Ltd.	Japan	RMAP
Tantalum	5D Production OU	Estonia	
Tantalum	F&X Electro-Materials Ltd.	China	RMAP
Tantalum	AMG Brasil	Brazil	RMAP
Tantalum	FIR Metals & Resource Ltd.	China	RMAP
Tantalum	PowerX Ltd.	Rwanda	RMAP
Tin	Melt Metais e Ligas S.A.	Brazil	
Tin	Metallic Resources, Inc.	United States	RMAP
Tin	Aurubis Beerse	Belgium	RMAP
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China	RMAP
Tin	PT Rajehan Ariq	Indonesia	RMAP
Tin	HuiChang Hill Tin Industry Co., Ltd.	China	RMAP
Tin	Gejiu Kai Meng Industry and Trade LLC	China	
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China	RMAP
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China	
Tin	Mineracao Taboca S.A.	Brazil	RMAP
Tin	Minsur	Peru	RMAP
Tin	Alpha	United States	RMAP
Tin	An Vinh Joint Stock Mineral Processing Company	Viet Nam	
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China	RMAP
Tin	Jiangxi New Nanshan Technology Ltd.	China	RMAP

10

Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Viet Nam	
Tin	Thaisarco	Thailand	RMAP
Tin	PT Bangka Serumpun	Indonesia	RMAP
Tin	Pongpipat Company Limited	Myanmar	
Tin	Tin Technology & Refining	United States	RMAP
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	China	
Tin	PT Rajawali Rimba Perkasa	Indonesia	RMAP
Tin	Novosibirsk Tin Combine	Russian Federation	
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand	RMAP
Tin	O.M. Manufacturing Philippines, Inc.	Philippines	RMAP
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Viet Nam	
Tin	Operaciones Metalurgicas S.A.	Bolivia	RMAP
Tin	Ma'anshan Weitai Tin Co., Ltd.	China	
Tin	China Tin Group Co., Ltd.	China	RMAP
Tin	VQB Mineral and Trading Group JSC	Viet Nam	
Tin	PT Aries Kencana Sejahtera	Indonesia	RMAP
Tin	PT Artha Cipta Langgeng	Indonesia	RMAP
Tin	PT ATD Makmur Mandiri Jaya	Indonesia	RMAP
Tin	PT Babel Inti Perkasa	Indonesia	RMAP
Tin	PT Babel Surya Alam Lestari	Indonesia	RMAP
Tin	PT Bangka Prima Tin	Indonesia	RMAP
Tin	PT Bangka Tin Industry	Indonesia	RMAP - Active
Tin	PT Belitung Industri Sejahtera	Indonesia	RMAP
Tin	PT Bukit Timah	Indonesia	RMAP
Tin	PT Cipta Persada Mulia	Indonesia	RMAP
Tin	CRM Synergies	Spain	RMAP
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	China	RMAP
Tin	PT Mitra Stania Prima	Indonesia	RMAP
Tin	PT Panca Mega Persada	Indonesia	
Tin	CV Ayi Jaya	Indonesia	RMAP
Tin	PT Prima Timah Utama	Indonesia	RMAP
Tin	PT Refined Bangka Tin	Indonesia	RMAP
Tin	PT Sariwiguna Binasentosa	Indonesia	RMAP
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	China	
Tin	PT Premium Tin Indonesia	Indonesia	RMAP
Tin	CV Venus Inti Perkasa	Indonesia	RMAP
Tin	PT Stanindo Inti Perkasa	Indonesia	RMAP
Tin	PT Sukses Inti Makmur	Indonesia	RMAP
Tin	Precious Minerals and Smelting Limited	India	RMAP - Active
Tin	Luna Smelter, Ltd.	Rwanda	RMAP
Tin	PT Timah Tbk Mentok	Indonesia	RMAP

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Tin	PT Timah Tbk Kundur	Indonesia	RMAP
Tin	PT Tinindo Inter Nusa	Indonesia	RMAP
Tin	PT Tirus Putra Mandiri	Indonesia	
Tin	PT Tommy Utama	Indonesia	RMAP
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	China	RMAP
Tin	PT Mitra Sukses Globalindo	Indonesia	RMAP
Tin	Resind Industria e Comercio Ltda.	Brazil	RMAP
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China	RMAP
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	China	RMAP
Tin	Rui Da Hung	Taiwan	RMAP
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	Brazil	RMAP
Tin	Fabrica Auricchio Industria e Comercio Ltda.	Brazil	RMAP
Tin	PT Menara Cipta Mulia	Indonesia	RMAP
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Viet Nam	
Tin	Super Ligas	Brazil	RMAP
Tin	Aurubis Berango	Spain	RMAP
Tin	EM Vinto	Bolivia	RMAP
Tin	DS Myanmar	Myanmar	RMAP
Tin	PT Putera Sarana Shakti (PT PSS)	Indonesia	RMAP
Tin	Estanho de Rondonia S.A.	Brazil	RMAP
Tin	Fenix Metals	Poland	RMAP
Tin	Mining Minerals Resources SARL	DRC- Congo (Kinshasa)	RMAP
Tin	Magnu's Minerais Metais e Ligas Ltda.	Brazil	RMAP
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China	
Tin	Malaysia Smelting Corporation (MSC)	Malaysia	RMAP
Tin	Takehara PVD Materials Plant / PVD Materials Division of MITSUI MINING & SMELTING CO., LTD.	Taiwan	RMAP - Active
Tin	Malaysia Smelting Corporation Berhad (Port Klang)	Malaysia	RMAP - Active
Tungsten	A.L.M.T. TUNGSTEN Corp.	Japan	RMAP
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China	RMAP
Tungsten	ACL Metais Eireli	Brazil	
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China	RMAP
Tungsten	Moliren Ltd.	Russian Federation	
Tungsten	Global Tungsten & Powders LLC	United States	RMAP
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China	RMAP
Tungsten	Asia Tungsten Products Vietnam Ltd.	Viet Nam	RMAP
Tungsten	H.C. Starck Tungsten GmbH	Germany	RMAP
Tungsten	Niagara Refining LLC	United States	RMAP
Tungsten	TANIOBIS Smelting GmbH & Co. KG	Germany	RMAP
Tungsten	Masan High-Tech Materials	Viet Nam	RMAP
Tungsten	Hunan Jintai New Material Co., Ltd.	China	

12

Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	China	RMAP
Tungsten	Hydrometallurg, JSC	Russian Federation	
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China	RMAP
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	China	
Tungsten	Japan New Metals Co., Ltd.	Japan	RMAP
Tungsten	China Molybdenum Co., Ltd.	China	RMAP
Tungsten	Wolfram Bergbau und Hutten AG	Austria	RMAP
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	Russian Federation	
Tungsten	Lianyou Metals Co., Ltd.	Taiwan	RMAP
Tungsten	Hubei Green Tungsten Co., Ltd.	China	RMAP
Tungsten	NPP Tyazhmetprom LLC	Russian Federation	
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China	RMAP
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China	RMAP
Tungsten	Xiamen Tungsten Co., Ltd.	China	RMAP
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China	RMAP
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	China	
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China	RMAP
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China	RMAP
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China	RMAP
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	Brazil	
Tungsten	Cronimet Brasil Ltda	Brazil	RMAP
Tungsten	Philippine Chuangxin Industrial Co., Inc.	Philippines	RMAP
Tungsten	Kennametal Fallon	United States	RMAP
Tungsten	Kennametal Huntsville	United States	RMAP
Tungsten	Unecha Refractory Metals Plant	Russian Federation	
Tungsten	Artek LLC	Russian Federation	
Tungsten	OOO "Technolom" 1	Russian Federation	
Tungsten	OOO "Technolom" 2	Russian Federation	
Tungsten	Fujian Xinlu Tungsten Co., Ltd.	China	RMAP
Tungsten	LLC Vostok	Russian Federation	
Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.	China	
Tungsten	HANNAE FOR T Co., Ltd.	Korea, Republic of	
Tungsten	Tungsten Vietnam Joint Stock Company	Viet Nam	RMAP
Tungsten	Nam Viet Cromit Joint Stock Company	Viet Nam	
Tungsten	DONGKUK INDUSTRIES CO., LTD.	Korea, Republic of	TICMC - Progressing
Tungsten	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.	China	RMAP
Tungsten	Lianyou Resources Co., Ltd.	Taiwan	RMAP
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China	RMAP
Tungsten	Kenee Mining Corporation Vietnam	Viet Nam	RMAP - Active

13